UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 25, 2016
Date of Report (Date of Earliest Event Reported)

The Chemours Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware, 19899
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 25, 2016, The Chemours Company (“Chemours,”) issued a press release announcing its entry into a Stock and Asset Purchase Agreement (the “Purchase Agreement”), dated as of April 22, 2016, with LANXESS Corporation, a Delaware corporation (“Lanxess”), pursuant to which Lanxess has agreed to acquire Chemours’ Clean & Disinfect product line (the “C&D Business”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Subject to the terms and conditions of the Purchase Agreement, Lanxess has agreed to purchase the C&D Business from Chemours by acquiring certain entities and assets comprising the C&D Business (the “Transaction”) for a purchase price of $230 million in cash, subject to customary working capital and other adjustments.
The completion of the Transaction is subject to certain customary closing conditions, including, among other things, expiration or termination of the waiting period (and any extensions thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other antitrust filings and approvals in specified jurisdictions having been made and obtained.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated April 25, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and Chief Financial Officer
Date:	April 25, 2016